UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

CEPHEID

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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The following materials were first provided to employees of Cepheid on September 9, 2016:

Frequently Asked Questions

9 September 2016

BENEFITS

Q1. What effect will the acquisition have on our current health/benefits plans?

•	There will generally be no change to current terms and conditions of employment at closing.

•	Danaher has agreed to provide benefits through December 31, 2017, that are materially comparable, in the aggregate, to the benefits (other than equity plans, defined benefit or non-qualified arrangements) that were provided prior to the acquisition’s closing. After that time, there may be changes to certain benefit plans and/or transition to Danaher group plans. At this time, no decisions have been made and the timing of any changes to current Cepheid health benefit plans or transition to Danaher group plans has not been determined. More information will be shared as it becomes available.

•	Both Danaher and Cepheid adhere to applicable employment laws in all countries where we have operations, which may include limitations regarding changes to the terms and conditions of employment following or in connection with an acquisition.

Q2. What effect will the acquisition have on our 401(k) contributions?

•	Danaher offers a competitive 401(k) plan as part of its strategy to attract and retain talent. While we don’t anticipate any changes to the Cepheid 401(k) plan right away, in the future, it’s likely that the Cepheid 401(k) plan will be merged into the Danaher 401(k) plan. The Danaher plan is also administered by Fidelity Investments. At this time, no decision has been made to the exact timing of any such transition. More information will be shared as it becomes available.

Q3. What effect will the acquisition have on our accumulated PTO balances?

•	The acquisition will have no impact on accumulated PTO balances.

Q4. Will Cepheid’s PTO policy be adjusted to match Danaher’s policy on the closing date of the acquisition?

•	No, there will be no change to Cepheid’s PTO policy on the closing date of the acquisition. Each Danaher operating company (OpCo) sets its own PTO policy, and the Cepheid policy is not too different from many of Danaher’s OpCos. Cepheid retains the right to amend its PTO policy in the future, but no decisions have been made to date on any expected changes.

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ESPP

Q5. How will the acquisition impact the ESPP contributions being deducted from my paycheck and the amount of stock that will be purchased?

•	The contributions will continue as normal, however, the next purchase will be the earlier of two days prior to the closing of the acquisition or January 31, 2017, at which time the contributions will stop being deducted.

•	Current contribution levels cannot be increased for this final enrollment period which will end at the next purchase as described above.

Q6. Will we still purchase shares under the ESPP on January 31, 2017, if the closing of the acquisition occurs before this date?

•	No, there will be one more purchase completed two days prior to the closing of the acquisition. If the acquisition has not closed by January 31, 2017, the purchase will take place as normal on this date and then the ESPP will terminate.

Q7. If an employee has met their IRS ESPP purchase limit for 2016, will any shares be purchased in the final ESPP purchase if the acquisition closes before the end of the year? If not, can they stop their contributions now?

•	If the final ESPP purchase takes place in 2016 and you have already reached the IRS $25,000 limit, you will buy no more shares. In that case, all contributions collected since August 2016 will be refunded to you.

•	If the acquisition does not close in 2016 and final purchase takes place in 2017, your contributions will be used to purchase shares as normal.

•	To withdraw your contributions prior to the purchase, log into your E*Trade account and make that selection.

Q8. Does Danaher have an ESPP available to all employees?

•	Danaher does not have an ESPP. However, a Danaher Stock Fund is an available investment in the Danaher 401(k) plan.

Q9. Am I still able to decide to participate in the ESPP program or is it too late?

•	The most recent enrollment period ended July 31.

•	There will not be another enrollment.

OPERATIONS

Q10. Will we be working only on our own instrumentation or will we have to cross-train and learn the instrumentation of other companies?

•	You will be working on your own instrumentation. Cepheid will operate as a standalone company within Danaher’s Dx segment, which means you will support Cepheid products.

Q11. Are there any shared service centers that manage the compliance portion of Danaher’s operating companies?

•	Compliance and integrity are very important to Danaher, and each OpCo is responsible for ensuring compliance and integrity with all applicable laws and regulations; each OpCo also maintains its own Quality Management System.

•	After closing of the acquisition, you will be asked to read and certify that you will adhere to the Danaher Standards of Conduct. You will also be enrolled in the Danaher annual compliance training program that requires you to take brief online modules on a quarterly basis. You’ll learn more after the acquisition closes.

EQUITY

Q12. How do I find out how many shares and options of Cepheid that I currently own and whether or not I can exercise them?

•	Log into your Cepheid E*Trade account.

Q13. What happens if my option exercise price is more than $53.00 per share?

•	Options with an exercise price of $53.00 or higher will be cancelled on the close date of the acquisition. There will be no payment for these options.

Q14. Do I have to wait to sell my shares as part of the acquisition?

•	No. If you are not on the insider trading list you are able to sell your vested shares at any time, as long as you comply with Cepheid’s Insider Trading Policy available on XpertNet.

Q15. Will my unvested RSUs vest immediately or will I still have to wait for them to be released?

•	Upon the closing of the acquisition, any RSUs that are scheduled to vest between the acquisition date and December 31, 2017, will be immediately vested and cashed out at $53.00 per share.

•	Any unvested RSUs that are scheduled to vest on or after January 1, 2018 will be assumed and converted to Danaher RSUs.

Q16. Will RSUs granted to recent new hires be cashed out at $53.00 per share?

•	Yes, all outstanding RSUs will be treated in the same manner as described in the previous question.

Q17. Will my unvested options vest immediately or will I still have to wait for them to vest before I can exercise?

•	Upon the closing of the acquisition, any options that are scheduled to vest between the acquisition date and December 31, 2017, will be immediately vested and cashed out at $53.00 per share minus the exercise price per share of your option.

•	Any unvested options that are scheduled to vest on or after January 1, 2018, will be assumed and converted to Danaher options.

Q18. What happens to my RSUs or options that vest prior to the acquisition date?

•	All outstanding RSUs and options will continue to vest normally until the close date of the acquisition.

Q19. What will be the vesting schedule for equity awards that have been converted to Danaher RSUs or Danaher options from January 1, 2018, going forward?

•	Any RSUs and options with an exercise price below $53.00 per share that are converted to Danaher RSUs or options will be subject to the same vesting terms as under the Cepheid equity plans. However, any new RSUs or options that may be issued thereafter under the Danaher plans, will be subject to that plan’s vesting schedule(s).

•	Any options with an exercise price equal to or greater than $53.00 per share will be cancelled at the closing of the acquisition.

Q20. At what level in the organization are Danaher employees eligible for equity grants?

•	Each OpCo has the ability to determine how it allocates the Danaher equity to which it is allotted to grant to its employees by Danaher, which depends on the size of the OpCo as well as other factors.

Forward Looking Statements

This communication contains forward-looking statements that are not purely historical regarding Cepheid’s or its management’s intentions, beliefs, expectations and strategies for the future, including those relating to the closing of the acquisition and the expected closing date of the acquisition, the anticipated benefits of the proposed transaction, and anticipated future combined operations, products and services. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from Cepheid’s current expectations. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to the ability of the parties to complete the transaction, obtaining Cepheid shareholder approval and required regulatory clearances, and customer and partner reception to the transaction. Readers should also refer to the section entitled “Risk Factors” in Cepheid’s Annual Report on Form 10-K, its most recent Quarterly Report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission (“SEC”).

All forward-looking statements included in this communication are made as of the date of this communication, based on information currently available to Cepheid, and Cepheid assumes no obligation to update any such forward-looking statement or reasons why results might differ.

Additional Information About the Merger

In connection with the proposed merger, Cepheid will file a proxy statement with the SEC. The definitive proxy statement will be mailed to Cepheid shareholders and will contain important information about the proposed merger and related matters. CEPHEID SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Cepheid shareholders are advised that they may obtain free copies of the proxy statement filed by Cepheid with the SEC (when this document becomes available) on the SEC’s website at http://www.sec.gov. In addition, free copies of the proxy statement may be obtained (when this document becomes available) from Cepheid’s website at http://ir.cepheid.com/ or from Cepheid by written request to Investor Relations, 904 Caribbean Drive, Sunnyvale, CA 94089.

Additionally, Cepheid and Danaher will file other relevant materials in connection with the proposed acquisition of Cepheid by Danaher pursuant to the terms of an Agreement and Plan of Merger by and among, Danaher, Copper Merger Sub, Inc., a wholly owned subsidiary of Danaher, and Cepheid. Danaher, Cepheid and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Cepheid shareholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Danaher’s executive officers and directors in the solicitation by reading Danaher’s most recent Annual Report on Form 10-K, which was filed with the SEC on February 24, 2016 and the proxy statement and other relevant materials filed with the SEC when they become available. Information concerning the interests of Cepheid’s participants in the solicitation, which may, in some cases, be different than those of Cepheid’s shareholders generally, will be set forth in the proxy statement relating to the merger when it becomes available.